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                                                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

         This will confirm the agreement by and between each of the undersigned, in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, that the Schedule 13G filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the Common Stock, par value $0.001 per share, of Geoworks Corporation is being filed on behalf of each of the undersigned. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



Dated:   February 12, 2001



                            SCIENCE APPLICATIONS INTERNATIONAL CORPORATION



                            By:      /s/   DOUGLAS E. SCOTT
                               -------------------------------------------------
                               Name:  Douglas E. Scott
                               Title:  Senior Vice President and General Counsel



                            TELCORDIA VENTURE CAPITAL CORPORATION



                            By:      /s/   IRA J. MILLER
                               -------------------------------------------------
                               Name:  Ira J. Miller
                               Title: Chief Financial Officer




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